EXHIBIT 99.1

NEWS RELEASE                              INVESTOR CONTACT:
                                          -----------------
                                          Mark D. Whitham, CFO
FOR IMMEDIATE RELEASE                     847 295 8600, Ext. 120
---------------------                     MEDIA CONTACT:
                                          --------------
                                          Jim Hurley, Hurley Advisors
                                          847 295 8600, Ext. 127 (or)
                                          323 876 2379

                            MFN FINANCIAL CORPORATION
                        SHAREHOLDERS APPROVE MERGER WITH
                        CONSUMER PORTFOLIO SERVICES, INC.

         LAKE FOREST, IL - JANUARY 22, 2002 - MFN Financial Corporation (OTCBB:
MFNF), announced that at a special meeting held today its shareholders approved the Agreement and Plan of Merger, dated November 18, 2001, among MFN Financial Corporation, CPS Mergersub, Inc. and Consumer Portfolio Services, Inc. (NASDAQ:
CPSS). Pursuant to the merger agreement, Consumer Portfolio Services, Inc. will pay $10.00 cash for each share of MFN Financial Corporation's common stock outstanding on the effective date of the merger.

         Consummation of the merger is subject to the satisfaction of various conditions, certain of which remain outstanding. The closing date of this transaction has not yet been determined.

                                      ###

         This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to numerous assumptions, risks and uncertainties. Statements contained herein, other than statements of historical fact, are statements that could be deemed forward-looking statements. Factors that could cause actual results to differ materially from those contained or implied by such statements may include, but are not limited to, the following: (1) the merger is not consummated; (2) the parties are required to modify certain aspects of the transaction in order to consummate the merger; (3) CPS does not obtain the external financing necessary to consummate the merger; (4) CPS does not have sufficient internally-generated cash to consummate the merger; (5) MFN does not have the requisite level of available cash required to consummate the merger;
(6) the merger parties fail to obtain necessary consents to the merger; (7) prior to closing of the proposed merger, the businesses of the companies suffer a material adverse change in their businesses; or (8) other risks and uncertainties that may be described from time to time in CPS's and MFN's reports that each company files with the SEC. CPS and MFN assume no obligation to and do not intend to update these forward-looking statements.

         MFN Financial Corporation is a consumer finance company whose principal operating subsidiary is Mercury Finance Company LLC. Mercury Finance Company LLC provides specialized, individual financing for automobile nonprime credit buyers through automobile dealerships.

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